       As filed with the Securities and Exchange Commission on July 18, 1996
                                                             Registration No. _
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           --------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                   BAOA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

California                                      7389                               33-0563989
(State or Other Jurisdiction of       (Primary Standard Industrial             (IRS: Employer
Incorporation or Organization)         Classification Code Number)        Identification No.)

                           1011 Camino del Rio South
                                   Suite 520
                          San Diego, California 92108
                    (Address of Principal Executive Offices)

                             1996 STOCK AWARD PLAN
                            (Full Title of the Plan)

                                William H. Black
                                   President
                           1011 Camino del Rio South
                                   Suite 520
                          San Diego, California 92108
                                 (619)686-8660
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Gary Wykidal, Esq.
                          245 Fisher Avenue, Suite 1-A
                          Costa Mesa, California 92626
                                 (714) 751-8505
                            Telecopy: (714) 751-5428

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)


=========================================================================================================================
                                                                 Proposed           Proposed
                                                                 Maximum            Maximum                  Amount of
                                              Amount to be       Offering Price     Aggregate                Registration
Title of Securities to be Registered          Registered         per Share(1)       Offering Price (1)       Fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001                           3,000,000 Shares   $0.09              $270,000                       $93.11
- -------------------------------------------------------------------------------------------------------------------------
                                                                                                             Total $93.11
=========================================================================================================================

(I) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h).

                                   BAOA, INC.
                              1996 STOCK AWARD PLAN


         1. Purpose of the Plan. The BAOA, Inc. 1996 Stock Award Plan (the "Plan") is intended to attract, retain, motivate and reward officers, directors, employees of, and subsidiaries of the Company, who are and will be contributing to the success of the business of the Company; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees and consultants in order to increase their proprietary interest in the Company. It is the intention of the Company that the Plan comply with the definition of an "employee benefit plan" contained in Rule 405 under the Securities Act of 1933, as amended, (the "Act"), and that awards be made only to "employees" as defined in Rule 405. Accordingly, the Company may from time to time, grant to selected officers, directors, employees and consultants ("participants") awards ("awards") of shares of common stock of the Company, no par value ("Shares"), subject to the terms and conditions hereinafter provided.

         2. Administration of the Plan. This plan shall be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate, including rules and regulations to comply with the requirements of Rule 16(b) (3) under the Securities Exchange Act of 1934. No Director shall be eligible to vote or decide upon awards to such Director under the Plan. Decisions of the Board in connection with the administration of the Plan shall be final, conclusive, and binding upon all parties, including the Company, shareholders, officers, directors, employees and consultants.

              Subject to the terms, provisions, and conditions of this Plan as set forth herein, the Board shall have sole discretion and authority:

              (a) to select the officers, directors, employees and consultants to be awarded Shares (it being understood that more than one award may be granted to the same employee or consultant);

              (b) to determine the number of Shares to be awarded to each recipient;

              (c) to determine the time or times when the awards may be granted;

              (d) to prescribe the form of stock legend for the certificates of Shares or other instruments, if any, evidencing any awards, granted under this Plan, and

              (e) to cause Shares to be registered on Form S-8 under the Act either prior or subsequent to the making of an award.

         3. Shares Subject to the Plan. The aggregate number of Shares which may be awarded under the Plan shall not exceed 3,000,000 shares of common stock of the Company. Shares to be awarded under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of the Company or from shares of common stock reacquired by the Company, including shares purchased in the open market.

         4. Eligibility. Shares shall be awarded only to employees (the term "employees" shall include officers as well as other key employees of the Company, and shall include directors who are also employees of the Company) and consultants to the Company, it being the intention of the Company that awards shall be made only to persons who satisfy the definition of "employee" contained in Rule 405 under the Act.

         5. Awards and Certificates. Each recipient shall be issued a certificate in respect of Shares awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate restrictive legend on its face, unless such Shares have been registered under the Act. The Company may register on Form S-8 under the Act, on behalf of the recipients, Shares issued or to be issued pursuant to the Plan.

         6. Termination and Amendment. The Board may amend, suspend, or terminate the Plan at any time provided that no such modification shall impair the rights of any recipient under any award.

         7.   Miscellaneous.

              (a) Nothing in the Plan shall require the Company to issue or transfer any Shares pursuant to an award if such issuance or transfer would, in the opinion of the Board, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

              (b) Notwithstanding any other provision of the Plan, the Board may at any time make or provide for such adjustment to the Plan, to the number of Shares available thereunder, or to any awards of Shares as it shall deem appropriate, to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of outstanding Shares by reason of stock dividends or distributions, stock splits or other combinations or subdivisions of stock, recapitalization, issuances by reclassification, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or other similar corporate changes. Any such determination by the Board shall be conclusive.

              (c) No employee, consultant or other person shall have any claim or right to be granted Shares under the Plan, and neither the Plan nor any action taken thereunder shall be construed as giving any participant, recipient, employee, consultant or other person any right to be retained in the employ of or by the Company.

              (d) Income realized as a result of an award of Shares shall not be included in the recipients earnings for the purpose of any benefit plan in which the recipient may become eligible unless otherwise specifically provided for in such Plan.

              (e) If and when a recipient is required to pay the Company an amount required to be withheld under any federal, state or local income tax laws in connection with an award under the Plan, the Board may, in its sole discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares having a fair market value equal to the amount required to be withheld. The election to have Shares withheld must be made on or before the date the amount of tax to be withheld is determined.

         8. Effective Date and Term of Plan. The effective date of the Plan shall be January 1, 1996 and the Plan shall remain in full force until December 31, 2000, or until all Shares have been awarded, whichever first occurs.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b) (1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 1 5(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a)  The Registrant's latest Annual Report on Form 10-SB.

         (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

         Item 4.   Description of Securities.

                   Not applicable.

         Item 5.   Interest of Named Experts and Counsel.

                   Not applicable.

         Item 6.   Indemnification of Directors and Officers.

                   See Item 3(c) above.

         Item 7.   Exemption From Registration Claimed.

                   Not applicable.

         Item 8.   Exhibits.

                   Exhibit Numbers

                    5.    Opinion of Gary Wykidal, Esq.

                   10.    1996 Stock Award Plan.

                   23.1   Consent of Gary Wykidal, Esq. (Included in Exhibit 5).

                   23.2   Consent of Independent Certified Public Accountants.

         Item 9.   Undertakings.

                   The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities at that time shall therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in San Diego, California, on this 15th day of July, 1996.


                                       BAOA, INC.



                                       By  /s/ WILLIAM H. BLACK
                                           ---------------------------
                                           William H. Black, President

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

         Each person whose signature appears below constitutes and appoints William H. Black, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Further, pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                           Date
- ---------                              -----                           ----

                                                                       July 15, 1996
/s/ WILLIAM H. BLACK                   Chairman of the Board
- ----------------------------------     and President
William H. Black




                                                                       July 15, 1996
/s/ STEVEN R. WRIGHT                   Principal Financial Officer
- ----------------------------------
Steven R. Wright


                                  EXHIBIT INDEX


Exhibit
Number
- ------

5        Opinion of Gary Wykidal, Esq.
10.      Stock Award Plan

23.1     Consent of Gary Wykidal, Esq. (included in Exhibit 5)
23.2     Consent of Independent Certified Public Accountants.